EXHIBIT 99.1

Anavex Receives FDA Clearance of its IND Application for Blarcamesine in Fragile X Syndrome

Anavex now has open INDs in all three core indications: Alzheimer’s disease, Rett syndrome, and Fragile X syndrome

Phase 2a study will evaluate the safety, tolerability and pharmacokinetics of blarcamesine oral solution in adult males with Fragile X syndrome

NEW YORK, NY, October 15, 2026 – Anavex Life Sciences Corp. (“Anavex” or the “Company”), a clinical-stage biopharmaceutical company focused on developing innovative treatments for central nervous system diseases with significant unmet medical needs, today announced that it has received notification from the U.S. Food and Drug Administration (FDA) that the Company may proceed with its planned clinical study under its Investigational New Drug Application (IND) for ANAVEX®2-73 (blarcamesine) for Fragile X syndrome (FXS), a genetic condition that is the most common inherited cause of intellectual disability and developmental delay and the most commonly known single-gene cause of autism, for which no FDA-approved treatment currently exists. The IND is now open, enabling clinical investigation of blarcamesine in FXS in the United States. Blarcamesine has previously received Orphan Drug Designation from the FDA for the treatment of Fragile X syndrome.

“FDA clearance of the Fragile X IND is an important milestone that gives Anavex open INDs in all three of our core indications: Alzheimer’s Disease, Rett syndrome, and Fragile X syndrome, and supports our continued momentum of working closely with the FDA as we move our programs forward,” stated Terrie Kellmeyer, Ph.D., Interim Chief Executive Officer. “With an open IND, we are positioned to advance ANAVEX2-73-FXS-001, a planned Phase 2a randomized, double-blind, placebo-controlled, dose-ranging study of the safety, tolerability, and pharmacokinetics of blarcamesine oral solution in approximately 60 adult males with FXS, with behavioral (Aberrant Behavior Checklist revised for FXS “ABCFX”) and cognitive (NIH Toolbox) measures included as secondary endpoints. We believe blarcamesine’s differentiated mechanism of action, including its targeting of sigma-1 receptors, uniquely positions Anavex with the potential to pioneer a transformative treatment approach for patients and families affected by Fragile X syndrome. Newly published peer-reviewed data in Frontiers in Pharmacology further strengthen the scientific rationale for this program.”

ANAVEX®2-73 (blarcamesine) has been evaluated in the Fmr1 knockout mouse model of Fragile X syndrome in three peer-reviewed publications, Scientific Reports[i], the American Journal of Medical Genetics[ii] and most recently Frontiers in Pharmacology[iii].

New Publication in Frontiers in Pharmacology

The peer-reviewed study, “Blarcamesine improves EEG biomarkers of cortical dysfunction in a mouse model of Fragile X syndrome” published in Frontiers in Pharmacology in September 2026, extends the preliminary data Anavex reported in 2024. 14 days of oral blarcamesine produced dose-related improvement in EEG abnormalities, including elevated resting gamma power and impaired synchronization to auditory stimulation, which are shared between the mouse model and individuals with FXS. These EEG biomarker findings support a translational bridge from preclinical research to clinical development in individuals with FXS.

Blarcamesine is an investigational drug that has not been approved by the FDA or any other regulatory authority for any indication, and its safety and efficacy in Fragile X syndrome have not been established.

About Fragile X Syndrome

Fragile X syndrome is a genetic disorder caused by a mutation in the Fmr1 gene located on the X chromosome. This mutation disrupts the production of a protein called FMRP, which is essential for normal brain development and functioning. As a result, individuals with FXS experience a range of cognitive, behavioral, and physical challenges. FXS typically manifests in early childhood, with delayed speech and motor milestones being some of the first noticeable signs. The condition affects both males and females, but males often experience more severe symptoms due to the single X chromosome. While there is no cure for Fragile X syndrome, early intervention and tailored support can help improve outcomes for individuals and their families. An estimated 1 in 7,000 males and 1 in 11,000 females have been diagnosed with FXS. Based on available prevalence estimates, the number of affected individuals could range from approximately 38,000 to 87,000 in the United States and from approximately 777,000 to 1.4 million worldwide (National Fragile X Foundation, 2026).

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (Nasdaq: AVXL) is a publicly traded clinical stage biopharmaceutical company engaged in the development of novel therapeutics for the treatment of central nervous system diseases with high unmet medical need. Further information is available at www.anavex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements regarding the impact of the FDA’s clearance of the Company’s IND application for blarcamesine in Fragile X syndrome, the Company’s clinical trial plans, including the design and timing of the planned Phase 2a study, preclinical data, clinical development programs business prospects, blarcamesine’s potential, and the timing of site activation and enrollment, are forward-looking statements. These statements can be identified by the use of forward-looking terminology, including the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could” and similar expressions, or the negative thereof. Many factors may cause actual results to differ materially from those projected in any of such forward-looking statements, including the risk that preclinical results may not be predictive of results in humans; the risk that the Phase 2a study may not be initiated, enrolled or completed on the anticipated timeline or at all, including due to delays in site activation, institutional review board approvals, or patient recruitment; the risk that blarcamesine may not demonstrate an acceptable safety or tolerability profile, or evidence of efficacy, in Fragile X syndrome; the risk that regulatory authorities may disagree with the Company’s interpretation of its data; as well as the risks and uncertainties set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 25, 2025, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025, filed with the SEC on February 9, 2026, the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2025, filed with the SEC on August 28, 2026, the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 2025, filed with the SEC on August 28, 2026, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on August 28, 2026, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 28, 2026, and subsequent filings and furnishings with the SEC, which should be considered together with any forward-looking statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof except as required by law.

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[i] Reyes ST, Deacon RMJ, Guo SG, et al. Effects of the sigma-1 receptor agonist blarcamesine in a murine model of Fragile X syndrome: neurobehavioral phenotypes and receptor occupancy. Sci Rep. 2021;11(1):17150. Published 2021 Aug 25. doi:10.1038/s41598-021-94079-7

[ii] Cogram P, Deacon RMJ, Klamer D, et al. Brain cell signaling abnormalities are detected in blood in a murine model of Fragile X syndrome and corrected by Sigma-1 receptor agonist Blarcamesine. Am J Med Genet A. 2022;188(8):2497-2500. doi:10.1002/ajmg.a.62853

[iii] Jonak CR, Assad SA, Binder DK, et al. Blarcamesine improves EEG biomarkers of cortical dysfunction in a mouse model of Fragile X syndrome. Front Pharmacol. 2026;17:1786406. Published 2026 Sep 16. Doi:10.3389/fphar.2026.1786406